U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: September 28, 2006



                         TIDELANDS OIL & GAS CORPORATION
                         -------------------------------
             (Exact Name of registrant as specified in its Charter)




        Nevada                         0-29613                    66-0549380
----------------------           ------------------           ------------------
State of Incorporation           Commission File No.           I.R.S. Employer
                                                              Identification No.

1862 West Bitters Rd. San Antonio, TX                                78248
----------------------------------------                      ------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, (   210   )       764      -    8642
                               -----------  -------------   -----------



                     (Registrant's former name and address)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))





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Item 1.01         Entry into a Material Definitive Agreement
Item 2.04 Triggering Event that Accelerates or Increases a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement
Item 3.02         Unregistered Sales of Equity Securities

Tidelands Oil & Gas Corporation has entered into a Waiver and Amendment Agreement with its Convertible Debenture Holders ("Holders") settling events of default.

On September 26, 2006, Palisades Master Fund, L.P. ("Palisades") gave the Company its notice of election accelerating payment of the Palisades Debenture at the Mandatory Default Amount asserting a cross default event triggered by the RHP Master Fund, Ltd. Notice of Default Event received by the Company on September 20, 2006, as disclosed in the Current Report filed on Form 8-K on September 25, 2006.

Palisades demanded immediate payment of its Debenture at the Mandatory Default Amount of $5,597,687.

On September 28, 2006, Company entered into a Waiver and Amendment Agreement (the, "Agreement") with Palisades and all of the remaining Holders, which include Crescent International, Ltd., Double U Master Fund, L.P., JGB Capital, L.P. and Nite Capital, L.P.

In consideration of this Agreement, all existing events of default known to the Holders have been waived in consideration of the issuance of 2,828,304 common shares. The Company will issue the shares as follows: Palisades: 2,000,000; Crescent International, Ltd.: 304,375; Double U Master Fund, L.P.:152,179; JGB Capital,L.P.: 250,000; and Nite Capital, L.P.: 121,750.

Palisades has withdrawn its Notice of Default and demand for the $5,597,687 Debenture prepayment.

The Company relied on Section 4(2) as the securities transaction exemption afforded by the Securities Act of 1933, as amended ("Securities Act") in regard to the issuance of these shares. These are restricted securities and may not be resold absent registration under the Securities Act or exempt from registration. These shares will be incorporated as additional underlying shares in our original Agreements with the named Holders.

Transaction Background:

On January 20, 2006, Tidelands Oil & Gas Corporation ("Company") entered into Securities Purchase Agreements (the "Agreements") with seven accredited investors(collectively, "Holders"). The original Holders included Palisades Master Fund, L.P., PEF Advisors, Crescent International, Ltd., Double U Master Fund, L.P., JGB Capital, L.P. and Nite Capital, L.P., and RHP Master Fund, Ltd. Palisades subsequently acquired PEF Advisors interests in the Agreements.

The Company sold $6,569,750 Dollars, in the aggregate principal amount, of discounted convertible debentures ("Debentures") due January 20, 2008 and Series A and Series B Warrants to purchase common stock ("Warrants") for an aggregate payment of $5,396,098 after deduction for the interest discount. The Company filed a Current Report on Form 8-K on January 25, 2006, disclosing the transactions. Copies of the transaction documents were attached to the Current Report as Exhibits 10.1-10.5.

The Company had agreed to register the common shares underlying the Debentures and Warrants with the Securities and Exchange Commission (the "SEC") thereby permitting the Holders to resell the underlying common shares upon conversion or exercise of the Debentures and Warrants.

The Company prepared a registration statement on Form SB-2 and filed it with the SEC on July 7, 2006 and amended the same on Form S-1/A on August 23 and September 14, 2006. On September 15, 2006, the registration statement became effective. Our registration statement filing delays are attributed to the Company's decision to delay registration statement filing pending clearance from the SEC relating to the SEC staff review and comments affecting our financial statements for the years ending 2004 and 2005.

The registration provisions of the Agreements required the Company to have the registration statement declared effective by the Securities and Exchange Commission on, or before June 20, 2006, ("Effectiveness Deadline"), or pay liquidated damages until the registration statement was declared effective. On June 20, 2006, the company was obligated to pay liquidated damages to the Holders. Failure to timely pay these liquidated damage sums constitutes an event of default. As of September 22, 2006, the Company has paid all of the Effectiveness Deadline liquidated damage sums to each Holder, albeit untimely. However, prior to these payments, on September 20, 2006, one Holder, RHP Master Fund, Ltd. ("RHP") gave the Company its notice of election accelerating payment of the RHP Debenture at the Mandatory Default Amount.

Under the Debenture terms defining default events, Holders may elect to declare their respective principal Debenture amounts, together with other amounts owing to the date of acceleration, immediately due and payable in cash at the Mandatory Default Amount.

Item 9.01         Financial Statements and Exhibits

Exhibits

10                Waiver and Amendment Agreement dated September 28, 2006

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 TIDELANDS OIL & GAS CORPORATION
Dated: September 28, 2006


                                                  /s/Michael Ward
                                                 -------------------------------
                                                 By: Michael Ward
                                                 Title: President, CEO